Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED
WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT
BECAUSE IT IS (I) NOT MATERIAL AND (II) is the type that the Company treats as private or confidential.

AMENDMENT NO. 1 TO CONVERTIBLE NOTE

THIS AMENDMENT NO. 1 TO CONVERTIBLE NOTE (the “Amendment”) is dated this 15th day of September, 2026, by and between Faraday Future Intelligent Electric Inc., a Delaware corporation with offices located at 1990 E Grand Ave., El Segundo, CA 90245 (the “Company”) and the investor signatory hereto (the “Holder”). Capitalized terms used but not defined herein shall have the meaning set forth in the SPA (as defined below).

WHEREAS, on May 15, 2026, the Company entered into that certain securities purchase agreement (as amended, supplemented or otherwise modified prior to the date hereof, the “SPA”) with the Holder, pursuant to which the Company agreed to sell, and the Holder agreed to purchase, among others, that certain Senior Convertible Note (the “Note”) in the original principal amount of $10,000,000;

WHEREAS, the Holder has converted $671,010 of the original principal amount of the Note such that the outstanding principal amount of the Note is $9,328,990;

WHEREAS, in connection with the Note and the SPA, the Company, the Holder, and East West Bank (the “Bank”) entered into that certain Deposit Account Control Agreement dated May 15, 2026, establishing a Holder Control Account (the “Account”);

WHEREAS, the Company and the Holder desire to amend the Note issued at the Closing to, among other things, (i) permit the prepayment of any portion of the Outstanding Principal Value and Interest (as defined in the Note) from the Account and (ii) establish a flexible repayment schedule under the Note; and

WHEREAS, this Amendment is being entered into concurrently with that certain Amendment No. 1 to Deposit Account Control Agreement, by and between the Company and the Bank (the “DACA Amendment”).

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1. Amendment to the Note.

1.1 Section 1 of the Note is hereby amended and restated in its entirety as follows:

“1. PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all Outstanding Principal Value, accrued and unpaid Interest on such Outstanding Principal Value and Interest and accrued and unpaid Late Charges (as defined in Section 24(c)); provided, however, that the Company may prepay all or any portion of the Outstanding Principal Value and accrued, unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any, prior to the Maturity Date. For the avoidance of doubt, the Company may satisfy such prepayments from the Reserve Collateral in the Holder Control Account (as defined in Section 14). Notwithstanding anything herein to the contrary, with respect to any conversion or redemption hereunder, as applicable, the Company shall convert or redeem, as applicable, in the following order: first, all accrued and unpaid Late Charges on any Outstanding Principal Value and Interest hereunder and under any other Notes held by the Holder and all other amounts owed to the Holder under any other Transaction Document; second, all accrued and unpaid Interest and all Make-Whole Amount hereunder and under any other Notes held by such Holder; third, all other amounts (other than Principal) outstanding under any other Notes held by such Holder; and fourth, all Outstanding Principal Value outstanding hereunder and under any other Notes held by such Holder, in each case, allocated pro rata among this Note and such other Notes held by such Holder.”

1.2 Notwithstanding any provision of the SPA or the Note to the contrary, effective as of the time of execution of this Amendment and the DACA Amendment (the “Effective Date”), (a) the Company shall no longer have any obligations to the Holder pursuant to the SPA and the Note (as amended pursuant hereto) other than repayment of (i) the Outstanding Principal Value outstanding as of the Effective Date, (ii) accrued and unpaid Interest (subject to Section 1.2(b) hereof) and (iii) the Make-Whole Amount and (b) Interest (as defined in the Note) shall cease to accrue on the Outstanding Principal Value and any other amounts outstanding under the Note. For the avoidance of doubt, nothing in this Section 1.2 shall affect the Company’s obligation to pay any Interest that has accrued prior to the Effective Date, which Interest shall remain due and payable in accordance with the terms of the Note. The parties hereby acknowledge and agree that, following release of the Reserve Collateral, payment by the Company of an amount equal to Five Million Eight Hundred Eighty One Thousand Three Hundred Thirty Four Dollars ($5,881,334), which payment shall be made within six (6) months after the Effective Date, shall constitute a payment in full of the Note.

Section 2. Effectiveness. This Amendment is effective as of the Effective Date. Notwithstanding Section 12.17 of the SPA and Section 16 of the Note, the Company and the Holder hereby agree that this Amendment shall only amend the Note and not any Other Notes.

Section 3. Governing Law; Jurisdiction; Waiver of Jury Trial. This Amendment shall be construed under the laws of the State of Delaware, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holder each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Amendment shall be litigated only in the state and federal courts sitting in the City of Wilmington, New Castle County, State of Delaware. The Company and the Holder each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of Delaware by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AMENDMENT.

Section 4. Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same Amendment and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an electronic signature.

Section 5. Severability. If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment in that jurisdiction or the validity or enforceability of any provision of this Amendment in any other jurisdiction.

Section 6. Ratification. Except as otherwise expressly provided herein, the Transaction Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

Section 7. Obligations of the Company. Nothing in this Amendment is intended to, or shall be construed to, impose any additional obligations on the Company other than the obligations expressly set forth in the Transaction Documents as in effect immediately prior to the Effective Date, as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Global Executive Chairman

[Company signature page to the Amendment]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE HOLDER:

[***]

By:	[***]
Name:	[***]
Title:	[***]

ADDRESS:

[***]

[Holder signature page to the Amendment]